Exhibit 3.2
NINTH
AMENDED AND RESTATED
BYLAWS
OF
RESMED INC.,
A DELAWARE CORPORATION
As Approved and Adopted by Board Resolution
August 6, 2025

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TABLE OF CONTENTS
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NINTH AMENDED AND RESTATED BYLAWS OF RESMED INC.,
A DELAWARE CORPORATION
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.    Annual Meeting. A meeting of stockholders of ResMed Inc. (the “Corporation”) shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date and at such place as may be fixed by the Board of Directors.
Section 2.    Special Meetings. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the holders of record of at least twenty percent (20%) of the outstanding shares of the Corporation entitled to vote at such meeting subject, in the case of a written request of holders of outstanding shares, to the provisions of Section 13(c). Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.
Section 3.    Place of Meetings; Conduct of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.
    At every meeting of stockholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, any individual designated by the Board, shall act as chairman of the meeting. The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted for questions or comments by participants, regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, and restrictions on the use of cell phones, audio, or video recording devices and similar devices at the meeting.
Section 4.    Notice of Meetings; Adjourned Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each

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special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.
A copy of the notice of any meeting shall be given, personally or by mail or by electronic transmission in accordance with Section 232 of the Delaware General Corporation Law (the “DGCL”), not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders. If sent by electronic transmission, such notice shall be deemed given at the time sent by electronic transmission and as provided in Section 232 of the DGCL; provided that any notice by electronic transmission will include a prominent legend that the communication is an important notice regarding the Corporation.
The chairman of any meeting of the stockholders of the Corporation may adjourn the meeting from time to time, whether or not there is a quorum. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.
For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 5.    Waiver of Notice. The transactions of any meeting of stockholders, however called and with whatever notice, if any, are as valid as though had at a meeting duly held after regular call and notice, if: (a) all the stockholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by anyone so present, and (b) if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.
Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of stockholders need be specified in any written waiver of notice thereof.
Section 6.    Qualification of Voters. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each

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matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.
Section 7.    Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.
Section 8.    Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). Every proxy must be executed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint a substitute to act in his place.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 9.    Voting. Each director to be elected by the stockholders of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefore at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board has not rescinded such determination by the record date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.
For purposes of this Section 9, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director or other action exceeds the number of votes cast “against” that candidate or other action (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against”). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to

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whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.
Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.
Section 10.    Action Without A Meeting. Whenever stockholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that no such action may be effected except in accordance with the provisions of this Section 10 and applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
(a)    Request for Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 10. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Section 10. Following delivery of the notice, the Board of Directors shall, as promptly as practicable, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Section 10 and, if the request is valid, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Section 10 or if no such prompt determination shall have been made, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (f) of this Section 10; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(b)    Notice Requirements. Any notice required by paragraph (a) of this Section 10 must be delivered and signed by a stockholder or stockholders and shall (i) describe the action proposed to be taken by written consent of stockholders, (ii) contain such information and representations, to the extent applicable, then required by Article II, Section 13 of the Corporation’s bylaws as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, other than as permitted to be included in the

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Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act and (iii) if applicable, the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the bylaws of the Corporation). In connection with an action or actions proposed to be taken by written consent in accordance with this Section 10, the stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as required by Article II, Section 13 of the Corporation’s bylaws.
(c)    Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if the action relates to an item of business that is not a proper subject for stockholder action under applicable law, including if the action requires a prior action by the Board of Directors under Delaware law and such prior action has not been taken by the Board of Directors..
(d)    Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph (d) as a “Consent”) must bear the signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this paragraph (d), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.
(e)    Delivery of Consents. Consents may be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business or as otherwise provided by the DGCL. An electronic transmission consenting to action to be taken transmitted by a stockholder, a proxyholder or by a person authorized to act by such stockholder, shall be deemed to be written and signed for the purposes of this Section if the electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the stockholder, the proxyholder or by a person authorized to act for the stockholder and the date on which such electronic transmission was transmitted. A consent given by electronic transmission shall be deemed delivered as provided by the DGCL. In the event of the delivery to the Corporation of Consents, the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation, or such other officer of the Corporation as the Board of

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Directors may designate, as the Case may be, under this Section 10. If after such investigation the secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
(f)    Effectiveness of Consent. No action may be taken by the stockholders by written consent except in accordance with this Section 10. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Section 10, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 10, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (d) of this Section 10, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.
(g)    Challenge to Validity of Consent. Nothing contained in this Section 10 shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(h)    Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Section 10 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.
Section 11.    Record Date. The Board of Directors is authorized to fix a day not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of

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stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.
Section 12.    Inspectors of Election. The chairman of any meeting of the stockholders may appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his or her ability.
Section 13.    Notice of Stockholder Business and Nominations.
(a)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or the Chairman of the Board or (c) by any stockholder of the Corporation present in person who (A) was a stockholder of the Corporation of record at the time the notice provided for in this Section 13 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 13 or (B) with regard solely to the proposal of business to be considered by the stockholders, properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. For purposes of this Section 13, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the Corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the Corporation or limited liability company or (iii) a trust, any trustee of such trust. Other than as provided in Section 15, stockholders seeking to nominate persons for election to the Board of Directors at an annual meeting must comply with paragraph (a) of this Section 13 and Section 14.
(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 13, the stockholder must (i) have given timely notice thereof in writing and proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal

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executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
Such stockholder’s notice shall set forth:
(a)    as to each person whom the stockholder proposes to nominate for election or reelection as a director all information set forth in Section 13(b)(2)(C);
(b)    as to any other business that the stockholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before such annual meeting, the reasons for conducting such business at such annual meeting and any material interest in such business of each Proposing Person (defined below) (including a reasonably detailed description of all agreements, arrangements and understandings (x) between or among and Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business), in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment, and any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (b) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and
(c)    as to each Proposing Person (i) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books), (ii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such Proposing Person, except that such Proposing Person shall in all events be deemed to

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beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has the right to acquire at any time in the future, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the Proposing Person intends or is part of a group which intends to (a) in the case of business proposals, deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding Common Stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal or (b) in the case of nominations, deliver a proxy statement and solicit the holders of shares of the Corporation’s outstanding Common Stock representing at least 67% of the voting power of shares of Common Stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and (v) such Proposing Person’s Disclosable Interests.
(3)    In no event may a stockholder provide notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(4)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business or make a nomination at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment

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or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(5)    Definitions.
(A)    For purposes of this Section 13, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting or the nomination for election as a director at an annual or special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting or the nomination for election as a director at an annual or special meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(B)    As to each Proposing Person, “Disclosable Interests” shall mean (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing

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Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting or the nomination of such candidate for election as a director at the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(b)    Special Meetings of Stockholders.
(1)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Except in accordance with Section 13(c), stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation present in person (as defined above) who is a stockholder of record at the time the notice provided for in this Section 13 is delivered to the Secretary of the Corporation and at the time of the meeting, who shall be entitled to vote at the meeting and who complies with the notice and nomination procedures set forth in this Section 13 and Section 14.
In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if (i) the stockholder’s notice required by paragraph (b)(2) of this Section 13 shall be delivered in writing and in proper form to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting

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and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting, or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, (ii) such notice provides the information with respect to such stockholder and its candidate for nomination as required by this Section 13 and Section 14 and (iii) such stockholder provides any updates or supplements to such notice at the times and in the forms required by this Section 13. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. Stockholders seeking to nominate persons for election to the Board of Directors at a special meeting of stockholders must comply with paragraph (b) of this Section 13 and Section 14.
(2)    To be in proper form for purposes of this Section 13(b), a stockholder’s notice to the Secretary shall set forth:
(A)    As to each Proposing Person, (i) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books), (ii) the class and number of shares of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such Proposing Person (with evidence of such ownership attached), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has the right to acquire at any time in the future, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) a representation whether the Proposing Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares of the Corporation’s outstanding Common Stock representing at least 67% of the voting power of shares of Common Stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act;
(B)    As to each Proposing Person, any Disclosable Interests (as defined in Section 13(a)(5)(B));
(C)    As to each candidate whom a Proposing Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 13(b) and Section 13(a) if such candidate for nomination were a Proposing Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the

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Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Proposing Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 14; and
(3)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13(b) shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(c)    Stockholder Notice of Special Meeting of Stockholders. A special meeting of stockholders shall be called by the Secretary upon the written request of the holders of record of at least a majority of the outstanding shares of the Corporation entitled to vote at such meeting (the “Requisite Percent”), subject to the following:
(1)    In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called, one or more requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the Requisite Percent of record holders of common stock (or their duly authorized agents) and must be delivered with evidence of such ownership to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested, or by electronic transmission; provided, however, that no Stockholder Requested Special Meeting shall be called pursuant to any Special Meeting Request unless one or more Special Meeting Requests relating to such meeting constituting the Requisite Percent have been delivered to the Secretary in compliance with all of the requirements of this Section 13(c) within forty-five (45) days of the earliest dated Special Meeting Request in respect of such Stockholder Requested Special Meeting. The Special Meeting Request(s) shall (i) set forth the name and

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address, as they appear on the Corporation’s books, of each stockholder of record signing such request (or on whose behalf such request is signed) and of the beneficial owner, if any, on whose behalf such request is made, a statement of the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting and the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Special Meeting Request, and (iii) contain such other information and representations, to the extent applicable, regarding each stockholder submitting the Special Meeting Request, the beneficial owner, if any, at whose direction such request is being made, and the matters proposed to be acted on at the special meeting that would be required to be set forth in a stockholder’s notice delivered pursuant to Section 13 hereof. Any requesting stockholder may revoke his Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If a Special Meeting Request is made that complies with this Section 13(c) and all other applicable sections of these bylaws, the Board of Directors may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item (as defined below) for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Corporation receives such Special Meeting Request.
(2)    The Secretary shall not be required to call a special meeting pursuant to a Special Meeting Request if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (iii) a Similar Item was presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of such Special Meeting Request (and, for purposes of this clause (iii), the election of Directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of Directors), (iv) the Board of Directors calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with the last sentence of clause (1) above, (v) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (vi) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(3)    Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these bylaws and in compliance with DGCL. In the case of a Stockholder Requested Special Meeting, such meeting shall be held at such date, time and place as shall be provided in the notice of such meeting, and the record date for stockholders

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entitled to notice of and to vote at such meeting shall be determined in accordance with Section 11 hereof; provided that, except as otherwise provided herein, the date of any Stockholder Requested Special Meeting shall be not more than ninety (90) days after the Secretary’s receipt of Special Meeting Request(s) constituting the Requisite Percent made in compliance with this Section 13(c) and all other applicable sections of these bylaws.
(4)    Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request(s) signed by the Requisite Percent of record holders of common stock; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. If none of the stockholders who submitted the Special Meeting Request appears at or sends a qualified representative (as defined in Section 13) to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting.
(d)    General.
(1)    Only such persons who are nominated in accordance with the procedures set forth in this Section 13 and Section 14 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and Section 14, as applicable, and (ii) if any proposed nomination or business is not in compliance with this Section 13 or Section 14, including if the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits or is part of a group which solicits proxies in support of such stockholder’s proposal without the stockholder having made the representation required by clause (c)(iii) of Section (a)(2), to declare that such defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect or that such proposed business shall not be transacted.
(2)    In addition to the requirements of this Section 13 with respect to any proposed nomination to be made at a meeting of stockholders, each Proposing Person proposing a nominee for election as director shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, (i) no such Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of

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such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any such Proposing Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee for election as director shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting of stockholders (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any such Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(3)    For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(4)    Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.
(5)    Notwithstanding anything in these bylaws to the contrary, no business shall be conducted and no nomination shall be made at an annual or special meeting that is not properly brought before the meeting in accordance with this Section 13. The presiding officer of the meeting shall, if the facts warrant, determine that the business or nomination was not properly brought before the meeting in accordance with this Section 13, and if he or she should so determine, he or she shall so declare to the meeting and any such business or nomination not properly brought before the meeting shall not be transacted.
(6)    This Section 13 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the

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Corporation’s proxy statement. In addition to the requirements of this Section 13 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 14.    Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors.
(a)    To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 13 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(b)    The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

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(c)    A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 14, if necessary, so that the information provided or required to be provided pursuant to this Section 14 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(d)    Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 13 and this Section 14.
Section 15.    Proxy Access.
(a)    Subject to the provisions of this Section 15, if any Eligible Stockholder (as defined below) or group of up to twenty (20) Eligible Stockholders submits to the Corporation a Proxy Access Notice (as defined below) that complies with this Section 15 and such Eligible Stockholder or group of Eligible Stockholders otherwise satisfies all the terms and conditions of this Section 15 (such Eligible Stockholder or group of Eligible Stockholders, a “Nominating Stockholder”), the Corporation shall include in its proxy statement or on its form of proxy and ballot, as applicable (collectively, “proxy materials”), for any annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof:
(1)    the name of any person or persons nominated by such Nominating Stockholder for election to the Board of Directors at such annual meeting of stockholders who meets the requirements of this Section 15 (a “Nominee”);
(2)    disclosure about the Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission (the “Commission”) or other applicable law to be included in the proxy materials;

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(3)    subject to the other applicable provisions of this Section 15, a written statement, not to exceed 500 words, that is not contrary to any of the Commission’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), included by the Nominating Stockholder in the Proxy Access Notice intended for inclusion in the proxy materials in support of the Nominee’s election to the Board of Directors; and
(4)    any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 15.
(b)    Maximum Number of Nominees.
(1)    The Corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 15 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (A) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting of stockholders (including, without limitation, any person who is or will be nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee), and (B) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors (including, without limitation, any person who was nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 15(d) but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.
(2)    Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number. In the event that the number of nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Stockholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the

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Corporation owned by each Nominating Stockholder as disclosed in each Nominating Stockholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Stockholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 15(d), a Nominating Stockholder ceases to satisfy the requirements of this Section 15 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Section 15 or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy materials the disregarded Nominee and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and the election of such Nominee will not be voted on at the annual meeting of stockholders.
(c)    Eligibility of Nominating Stockholder.
(1)    An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 15(c) continuously for the three-year period specified in Subsection (ii) below or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 15(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the Commission for a stockholder proposal under Rule 14a-8 under the Exchange Act (or any successor rule).
(2)    An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 15 only if the person or each member of the group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of stockholders. Two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (two (2) or more funds referred to under any of clause (A), (B) or (C), collectively a “Qualifying Fund”) shall be treated as one Eligible Stockholder. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the

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group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.
(3)    The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Commission prior to the submission of the Proxy Access Notice.
(4)    For purposes of this Section 15, an Eligible Stockholder “owns” only those outstanding shares of the common stock of the Corporation as to which the Eligible Stockholder possesses both:
(A)    the full voting and investment rights pertaining to the shares; and
(B)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (w) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (x) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on no more than three (3) business days’ notice and includes in the Proxy Access Notice an agreement that it will (y) promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials pursuant to this Section 15 and (z) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Each Nominating Stockholder shall furnish any other information that may reasonably be

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required by the Board of Directors to verify such stockholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.
(5)    No person may be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Corporation’s common stock as reflected in the Proxy Access Notice, and no shares may be attributed as owned by more than one person constituting a Nominating Stockholder under this Section 15.
(d)    To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the date of the Corporation’s proxy materials released to stockholders in connection with the previous year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):
(1)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Commission by the Nominating Stockholder as applicable, in accordance with the Commission’s rules;
(2)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):
(A)    the information, representations and agreements required with respect to the nomination of directors pursuant to Sections 13 and 14 of these bylaws;
(B)    the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C)    a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
(D)    a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership, would not violate the Certificate of Incorporation, these bylaws, or any applicable state or federal law or the rules of any stock exchange on which the Corporation’s common stock is traded;

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(E)    a representation and warranty that the Nominee:
(i)    does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an “independent director” under the rules of the primary stock exchange on which the Corporation’s common stock is traded and any applicable rules of the Commission;
(ii)    would meet the audit committee independence requirements under the rules of the Commission and of the principal stock exchange on which the Corporation’s common stock is traded;
(iii)    would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);
(iv)    would qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision);
(v)    is not and has not been, within the past three (3) years, an officer, director, affiliate or representative of a competitor, as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, and if the Nominee has held any such position during this period, details thereof; and
(vi)    is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(F)    a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 15(c), has provided evidence of ownership to the extent required by Section 15(c)(i), and such evidence of ownership is true, complete and correct;
(G)    a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 15(c) through the date of the annual meeting of stockholders;
(H)    a statement as to whether or not the Nominating Stockholder intends to continue to hold the Minimum Number of shares for at least one (1) year following the annual meeting of stockholders, which statement may also include a description as to why such Nominating Stockholder is unable to make the foregoing statement;

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(I)    a representation and warranty that the Nominating Stockholder will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than a solicitation in support of the Nominee or any nominee of the Board of Directors;
(J)    a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of stockholders;
(K)    desired by the Nominating Stockholder, a Supporting Statement;
(L)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(M)    in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Section 15; and
(N)    a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Nominee(s).
(3)    An executed agreement pursuant to which the Nominating Stockholder (including each group member) agrees:
(A)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B)    to file with the Commission any solicitation or other communication with the Corporation’s stockholders relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;
(C)    to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation,

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its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;
(D)    to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder (including, without limitation, relating to any breach or alleged breach of its obligations, agreements, representations or warranties) pursuant to this Section 15;
(E)    in the event that (i) any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or (ii) the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 15(c), the Nominating Stockholder shall promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) (x) in the case of clause (i) above, notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (y) in the case of clause (ii) above, notify the Corporation why, and in what regard, the Nominating Stockholder fails to comply with the eligibility requirements described in Section 15(c) (it being understood that providing any such notification referenced in clauses (x) and (y) above shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 15); and
(4)    An executed agreement by the Nominee:
(A)    to provide to the Corporation a completed copy of the Corporation’s director questionnaire and such other information as the Corporation may reasonably request;
(B)    that the Nominee (i) consents to be named in the proxy materials as a Nominee and, if elected, to serve on the Board of Directors and (ii) has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally; and

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(C)    to provide to the Corporation a completed copy of the written representation and agreement required pursuant to Section 14(a).
The information and documents required by this Section 15(d) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Stockholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 15(d) (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period for the giving of a Proxy Access Notice pursuant to this Section 15.
(e)    Exceptions and Clarifications.
(1)    Notwithstanding anything to the contrary contained in this Section 15, (x) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement), (y) any nomination shall be disregarded, and (z) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:
(A)    the Corporation receives a notice pursuant to Section 13, Article I of these bylaws that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders;
(B)    the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 15 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;
(C)    the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these bylaws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s common stock is traded;
(D)    the Nominee was nominated for election to the Board of Directors pursuant to this Section 15 at one of the Corporation’s two preceding

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annual meetings of stockholders and (i) its nomination was withdrawn, (ii) such Nominee became ineligible to serve as a Nominee or as a Director or (iii) such Nominee received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee; or
(E)    (i)    the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 15(c), (ii) any of the representations and warranties made in the Proxy Access Notice cease to be true, complete and correct (or omits to state a material fact necessary to make the statements made therein not misleading), (iii) the Nominee becomes unwilling or unable to serve on the Board of Directors or (iv) the Nominating Stockholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Section 15.
(2)    Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (A) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or, without factual foundation, directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person; or (C) the inclusion of such information in the proxy materials would otherwise violate the Commission’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Stockholder.
(3)    For the avoidance of doubt, the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Nominee.
(4)    This Section 15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot).
(5)    The interpretation of, and compliance with, any provision of this Section 15, including the representations, warranties and covenants contained herein, shall be determined by the Board of Directors or, in the discretion of the Board of Directors, one or more of its designees, in each case acting in good faith.
ARTICLE II
BOARD OF DIRECTORS
Section 1.    Powers. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the business of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation.

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Section 2.    Number, Election and Term of Office. The total number of persons serving on the Board of Directors shall be not less than one (1) nor more than thirteen (13), with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the directors then in office. Directors shall be elected annually at the annual meeting of stockholders and each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.
Section 3.    Resignations. Any director of the Corporation may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.    Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the stockholders.
Section 5.    Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, except the removal of directors by stockholders without cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists, or may be filled by the stockholders. Any vacancy occurring as a result of the removal of a director by the stockholders without cause shall be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next election and until his or her successor is duly elected and qualified or until his or her death, resignation or removal.
Section 6.    Executive and Other Committee of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the full extent authorized by law and including the power and authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.
Section 7.    Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.
Section 8.    Interest of Director in a Transaction.
(a)    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or

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committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(1)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved, in good faith, by vote of the stockholders; or
(3)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
(b)    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.
ARTICLE III
MEETINGS OF THE BOARD
Section 1.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware or the United States of America, as may from time to time be fixed by the Board.
Section 2.    Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the President or the Secretary, by electronic transmission, oral or written notice, duly given to or sent or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the Chairman of the Board, the President or the Secretary on the written request of a majority of the directors.
Notice of a special meeting need not be given to any director who submits a signed waiver or notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.
A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.
Section 3.    Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of

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business; except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.
The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these bylaws.
A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.
Section 4.    Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained, whether done before or after the action so taken.
Section 5.    Action Taken by Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.
ARTICLE IV
OFFICERS
Section 1.    Officers. The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer of the Corporation, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.
Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice President, the Secretary, or the Treasurer.
The Board may require any officer to give security for the faithful performance of his duties.
Section 2.    President. The President shall be the chief executive officer and chief operating officer of the Corporation with all the rights and powers incident to that position.
Section 3.    Vice President. The Vice Presidents shall perform such duties as may be prescribed or assigned to them by the Board of Directors, the Chairman of the Board, or the President. In the absence of the President, the first-elected Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the first-elected Vice President shall perform the duties of the President until such time as the Board of Directors elects a new President. In the event of the absence, refusal or incapacity

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of the first-elected Vice President, the other Vice Presidents, in order of their rank, shall so perform the duties of the President, and the order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors.
Section 4.    Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.
Section 5.    Secretary. The Secretary shall act as secretary of the Corporation and shall keep the minutes of the Board of Directors and of the stockholders, have the custody of the seal of the Corporation, and perform all of the other duties usual to that office.
Section 6.    Assistant Treasurer and Assistant Secretary. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, or the President. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.
Section 7.    Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board. Any officer may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not, of itself, create contract rights.
Section 8.    Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.
ARTICLE V
SHARE CERTIFICATES
Section 1.    Form of Share Certificates. The shares of stock of the Corporation shall be either represented by certificates or, to the extent approved by the Board of Directors by resolution in accordance with Section 158 of the DGCL, may be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by a certificate or certificates shall be entitled to have a certificate or certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and such certificates shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a

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certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
Section 2.    Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued, or uncertificated shares will be recorded, by the Corporation upon notification thereof and receipt of such proper indemnity or assurances as the Board of Directors may require.
Section 3.    Transfer of Shares. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by a duly authorized attorney, and, if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed.
Section 4.    Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.
ARTICLE VI
INDEMNIFICATION
Section 1.    Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article VI, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in advance in the specific case by the Board.
Section 2.    Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against

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all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding.
Section 3.    Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VI or otherwise.
Section 4.    Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
Section 5.    Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 6.    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
Section 7.    Other Indemnification; Advancement of Expenses. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
Section 8.    Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

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Section 9.    Amendment or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.
Section 10.    Other Indemnification; Limitation. The Corporation’s obligations under this Article VI shall not be exclusive or in limitation of but shall be in addition to any other rights to which any such person may be entitled under any other provision of these bylaws, or by contract, or as a matter of law, or otherwise. All of the provisions of this Article VI of the bylaws shall be valid only to the extent permitted by the Certificate of Incorporation and the laws of the State of Delaware.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 1.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.
Section 2.    Fiscal Year. The fiscal year of the Corporation shall be the twelve (12) month period prescribed by the Board of Directors.
Section 3.    Checks and Notes. All checks and demands for money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the Board of Directors.
Section 4.    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or

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other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 4 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 4 (including, without limitation, each portion of any sentence of this Section 4 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to this Section. If any action, the subject matter of which is within the scope of the first sentence of this Section, is filed in a court other than the Court of Chancery (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery in connection with any action brought in any such court to enforce the first sentence of this Section and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 5.    Electronic Signatures. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the certificate of incorporation or these bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.
ARTICLE VIII
AMENDMENTS
Section 1.    Power to Amend. Bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon.

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CERTIFICATE OF SECRETARY
I, the undersigned, do hereby certify:
1. That I am the duly elected and acting Secretary of ResMed Inc., a Delaware corporation; and
2. That the foregoing Ninth Amended and Restated Bylaws constitute the bylaws of said corporation as duly approved and adopted by the Board of Directors on August 6, 2025.
IN WITNESS WHEREOF, I have hereunto subscribed my name this 6th day of August, 2025.

/s/ Michael Rider
Michael Rider
Secretary

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